UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

WADENA CORP.

(Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8082 (Primary Standard Industrial Classification Code Number)	467-4046237 (I.R.S. Employer Identification No.)

1540 South Coast Highway, Suite 206 Laguna Beach, CA 92651 (818) 855-8199
(Address and Telephone Number of Principal Executive Offices)

Nevada Business Center 311 West Third Street, Suite 4001 Carson City, NV 89703 (775) 345-3449
(Name, Address and Telephone Number of Agent For Service)

Copy to:
William B. Barnett, Esq. Barnett & Linn 23564 Calabasas Road, Suite 205 Calabasas, CA 91302 (818) 436-6410

Approximate Date of Commencement of Proposed Sale to the Public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock	62,775,000	$0.05	$3,138,750	$364.75

 (1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

 (2) Estimated in accordance with Rule 457(o) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The offering price has been arbitrarily determined by Wadena and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

 (3) The registration fee for securities to be offered to the public is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

 (4) Represents shares of the registrant’s common stock being registered for resale that have been issued to the Selling Stockholders named in this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2015

PROSPECTUS

WADENA CORP.

62,775,000 Shares of Common Stock

This prospectus relates to the sale by certain Selling Stockholders identified in this prospectus (the “Selling Stockholders”) of up to an aggregate of 62,775,000 shares of Wadena Corp. common stock, par value $0.001 per share (“Common Stock”)   All of such shares of Common Stock are being offered for resale by the Selling Stockholders in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution”.

Our Common Stock is presently not traded on any market or securities exchange. The Selling Stockholders have not engaged any underwriter in connection with the sale of their shares of Common Stock.  The Common Stock being registered in this registration statement may be sold by Selling Stockholders at a fixed price of $0.05 per share until our Common Stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. Consequently, the purchaser in this offering may be receiving an illiquid security.

Wadena will pay all expenses incurred in connection with the offering described in this prospectus, except for the brokerage expenses, fees, discounts and commissions, which will be paid by the Selling Stockholders. Our Common Stock is more fully described in the section of this prospectus entitled “Description of Securities”.

The Selling Stockholders are "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to all shares being offered hereby.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and will therefore be subject to reduced public company reporting requirements.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" beginning on page 4 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ______________, 2015

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

PROSPECTUS SUMMARY	4

RISK FACTORS	5

USE OF PROCEEDS	11

DETERMINATION OF OFFERING PRICE	11

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	11

DESCRIPTION OF BUSINESS	11

DESCRIPTION OF PROPERTY	15

MANAGEMENT’S DISCUSSION AND ANAYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	16

LEGAL PROCEEDINGS	18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	18

EXECUTIVE COMPENSATION	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

DESCRIPTION OF SECURITIES TO BE REGISTERED	21

SELLING STOCKHOLDERS	22

PLAN OF DISTRIBUTION	23

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26

LEGAL MATTERS	26

EXPERTS	26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26

WHERE YOU CAN FIND MORE INFORMATION	27

FINANCIAL STATEMENTS	F-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file relate to future events concerning our business and to our future revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. The section of this prospectus captioned “Risk Factors,” beginning on page 5, provides a summary of the various risks that could cause our actual results or future financial condition to differ materially from forward-looking statements made in this prospectus. The factors discussed in this section are not intended to represent a complete list of all the factors that could adversely affect our business, revenues, operating results, or financial condition. Other factors that we have not considered may also have an adverse effect on our business, revenues, operating results, or financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate. Before making any investment in our securities, we encourage you to carefully read the information contained under the caption “Risk Factors,” as well the other information contained in this prospectus and any prospectus supplement we may file.

We have not authorized anyone to provide information different from that contained in this prospectus.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock.  In this prospectus, references to “Wadena,” “Wadena’s”, the “Company,” “we,” “us” and “our” refer to Wadena Corp., a Nevada corporation.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•

A requirement to have only two years of audited financial statements and only two years of related MD&A;

•

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX");

•

Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•

No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the information contained elsewhere in this prospectus.  You should read the entire prospectus, including “Risk Factors” and the financial statements before making an investment decision.

Description of Business:

We are a development stage company that has not realized any revenues to date.  From our inception (January 21, 2011) through June 30, 2015, we have accumulated a net loss of $193,787.  Our business is the development and marketing a fixed digital gateway presence for Telehealth services through a diverse marketing strategy that highlights E-visits for doctor patient interaction through the internet that connects users the desire to be treated.  A description of our business begins on page 11 of this prospectus.

The Offering:

This offering relates to the resale by Selling Stockholders of shares of our Common Stock. The Selling Stockholders and the number of shares that may be sold by each are set forth beginning on page 22 of this prospectus.

Shares to be Sold:	62,775,000 shares of our Common Stock. A description of our Common Stock is set forth on page 21 of this prospectus.

Manner of Sale:

The shares of our Common Stock may be sold by Selling Stockholders at a fixed price of $0.05 per share until our Common Stock is quoted on the OTC Bulletin Board.  A description of the manner in which sales may be made is set forth in this prospectus under “Plan of Distribution” beginning on page 23 of this prospectus.

Use of Proceeds:	We will not receive any of the proceeds from the sale of our Common Stock. The Selling Stockholders will receive all of the proceeds.

Risk Factors:

The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.  A discussion of additional risk factors relating to our stock, our business and this offering begins on page 5 of this prospectus.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the fiscal year ended December 31, 2014 and for the six months ended June 30, 2015. The financial statement data as of the fiscal year ended December 31, 2014 has been derived from our audited financial statements and for the six months ended June 30, 2015, has been derived from our unaudited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

BALANCE SHEET	As of December 31, 2014	As of June 30, 2015 (Unaudited)
Total Assets	$16,118	$27,113
Total Liabilities	$130,489	$189,500
Stockholder’s Equity (Deficit)	$(114,371)	$(162,387)

OPERATING DATA	Year Ended December 31, 2014	Six Months Ended June 30, 2015 (unaudited)
Revenue	$-	$-
Net Loss	$(53,720)	$(48,016)
Net Loss Per Share	$(0.00)	$(0.00)

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Wadena considers the following to be the material risks for an investor regarding this offering. Wadena should be viewed as a high-risk investment and speculative in nature. An investment in our Common Stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Common Stock.

Risks Related to Our Business

We will need additional financing to expand our business plan.

We will require additional financing to initiate and sustain our business operations. We do not currently have any arrangements for additional financing and we can provide no assurance to investors that we will be able to find additional financing as required.  Obtaining additional financing would be subject to a number of factors, customer acceptance of our services, and the general economic climate.  These factors may make the timing, amount, terms or conditions of additional financing unfavorable to us.  The most likely source of future funds would most likely be through the sale of additional equity capital and loans.  Any sale of additional shares will result in dilution to existing stockholders, while incurring additional debt may result in encumbrances on our property and future cash flows. The inability of Wadena to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of our operations and our financial condition. The proceeds from the sale of the securities offered in this registration statement will go directly to the Selling Stockholders holder and not to Wadena. As such, this offering might negatively affect our ability to raise needed funds through a primary offering of our securities in the future.

We estimate that we will require, over the next 12 months, approximately $157,000 to implement our marketing plans. Such monies would be used as follows:

Software and Website development	$7,000
Marketing	20,000
G & A expenses	75,000
Legal and Accounting	30,000
Costs of operating as a public company	25,000
Total	$157,000

Because there is no assurance when we will generate revenues, we may deplete our cash reserves and not have sufficient outside sources of capital to complete our business and marketing programs.

We have not earned any revenues as of the date of this prospectus and have never been profitable.  To date, we have been involved primarily in financing activities and software and website development activities.  Prior to our being able to generate revenues, we will incur operating, development and marketing expenditures without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  Our accumulated net loss from inception (January 21, 2011) through the quarter ended June 30, 2015 was $193,787.

The auditor’s report states there is substantial doubt about the ability of Wadena to continue its operations as a going concern.

In their audit report dated September 18, 2015, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. We currently have a deficit working capital of approximately $167,431 as of June 30, 2015 and we have not yet generated any operating revenues.  Our cash reserves will be used to primarily fund ongoing marketing plans.  However, our inability to generate revenues could eventually inhibit our ability to continue in business or achieve our business objectives.  Therefore any purchaser of our shares may be investing in a company that will not have the funds necessary to develop its business strategies. In addition, because of this “going concern” opinion it may be more difficult to attract investors.

Although we have commenced business operations, we face a high risk of business failure.

We were incorporated on January 21, 2011 and to date have been involved primarily in organizational activities and completing the development of our software and apps for our telemedicine technology.  We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new internet business, especially medical services and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the type of medical service that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the internet, software technological problems, and additional costs and expenses that may exceed current estimates, including doctor and patient acceptance of the service.

Prior to going “on-line” with our marketing program for telemedicine services, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from user fees and to a lesser extent, advertising fees, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

We are substantially dependent upon the continued services of Cort St. George, our President, CEO and director. While Mr. St. George expects to spend thirty percent of his time assisting our company and our business, there can be no assurance that his services will remain available to us.  If Mr. St. George’s services are not available to us, we will be materially and adversely affected.  While Mr. St. George considers his investment of time and money in our company of significant personal value, there is no assurance that he will continue to provide his services to us.   Our success is also largely dependent on our ability to hire highly qualified personnel.  This is particularly true in the highly technical business such as internet services.  These individuals are in high demand and we may not be able to obtain or retain the personnel we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.  Failure to hire key personnel when needed, or on acceptable terms, to carry out our marketing and software programs would have a significant negative effect on our business.

Mr. St. George, our President, CEO, CFO/SEC. and director is a major owner of our business and may make decisions that are not in the best interests of minority stockholders.

Mr. St. George owns approximately 21.2% of the outstanding shares of our common stock and is our only director.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters submitted to the stockholders for approval, including election of directors, amendment of charter documents, mergers, consolidations, and the sale of all or substantially all of our assets.  The interests of our executive officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

Compliance with corporate governance and public disclosure regulations may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new regulations issued by the Securities and Exchange Commission, are creating uncertainty for companies, which could result in compliance deficiencies. In order to comply with these regulations, we may need to invest substantial resources to comply with evolving standards, and this investment would result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our business depends on developing, establishing and maintaining a strong brand.  If we are unable to maintain and enhance our brand, we may be unable to expand or retain our user and paying subscriber bases.

We believe that developing, establishing and maintaining awareness of our brand is critical to our efforts to achieve widespread acceptance of our application and is an important element to expanding our user and subscriber bases. Successful promotion of our brand will depend largely on the effectiveness of our advertising and marketing efforts and on our ability to provide a reliable and useful application at competitive prices. If paying subscribers do not perceive our application to be of high quality, or if our application is not favorably received by subscribers, the value of our brand could diminish, thereby decreasing the attractiveness of our application to subscribers.  In addition, advertising and marketing activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brand.  If we fail to successfully promote and maintain our brand, or incur substantial expenses in unsuccessfully attempting to promote and maintain our brand, we may fail to attract enough new subscribers or retain our existing subscribers to the extent necessary to realize a sufficient return on our advertising and marketing activities, and it could have a material adverse effect on our business, results of operations or financial condition.

If we fail to effectively manage our growth or attract and have qualified employees, our business, results of operations or financial condition could be harmed.

As we continue to experience growth in our headcount and operations, it will continue to place significant demands on our management, operations and finances.  As we continue to grow, we must expend significant resources to identify, hire, integrate, develop, motivate and retain a number of qualified employees, including certain highly skilled technical employees.  If we fail to effectively manage our employment needs and successfully integrate our new hires, our ability to launch new applications and enhance or support our existing application could suffer and it could have a material adverse effect on our business, results of operations or financial condition.

Our business depends significantly upon the availability of advertising space through a variety of media.

We depend upon the availability of advertising space through a variety of media. This includes third party applications on platforms such as Facebook to recruit new users and subscribers, generate activity from existing users and subscribers as well as direct traffic to our application.  The availability of advertising space varies, and a shortage of advertising space in any particular media or platform, or the elimination of a particular medium on which we advertise, could limit our ability to generate new subscribers, generate activity from existing subscribers, and direct traffic to our application. Consequently, our business could experience adverse effects.

Any interruption or failure of our data center could impair our ability to effectively provide our application, which could have a material adverse effect on our business, results of operations or financial condition.

Our corporate headquarters and our primary data center are located in Laguna Beach, California.  While we own the equipment at our data center, we rent space and bandwidth from a co-located facility. Our application depends on the continuing operation of our data center and any damage to or failure of our data center could result in interruptions in our services.  Our data center is vulnerable to damage or interruption from break-ins, sabotage, acts of vandalism, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or cyber-attacks. Any interruption in our service could damage our reputation, cause our users to terminate their use of our application, and prevent us from gaining additional business from current or future users, which would create detrimental consequences to our business, results of operations or financial condition.

Security breaches, computer viruses and computer hacking attacks could harm our business, results of operations or financial condition.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry.  Any security breach caused by hacking, including efforts to gain unauthorized access to our applications, servers or websites, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and results of operations.  Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our application, servers or website may result in significant expenses, loss of revenue and have a material adverse effect on our business, results of operations or financial condition.

If there are changes in regulations regarding privacy and protection of user data, or if we fail to comply with such laws, we may face claims brought against us under any of these regulations and it could adversely affect our business, results of operations or financial condition.

Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we receive from and about our users.  Any failure, or perceived failure, by us to comply with regulations of privacy and protection of user data or with any data-related consent orders, Federal Trade Commission requirements or orders, or other federal, state, or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.  As a result of these regulations, we may be subject to a claim or class-action lawsuit regarding online services.  The successful assertion of these claims against us could result in potentially significant monetary damages, diversion of management resources and require us to make significant payments and incur substantial legal expenses.  Any claims with respect to violation of privacy or user data brought against us may have a material adverse effect on our business, results of operations or financial condition.

If the Company is found not to be in compliance with applicable laws and regulations, it could be subject to significant fines or penalties, be forced to curtail certain of our operations or rearrange material agreements to its detriment.

The Company is subject to numerous federal and state laws and regulations, including, but not limited to, federal and state anti-kickback laws, controlled substances laws, the federal Stark law and state self-referral laws, false claims laws, the HIPAA, Medicare and Medicaid regulations and laws regulating the business of insurance. These laws and regulations are extremely complex and could be subject to various interpretations. If the Company is found by a court or regulatory authority to have violated any applicable laws or regulations, the Company could be subject to significant fines or penalties or be forced to curtail certain of its operations.

We operate in a highly competitive industry and compete against several large companies which could adversely affect our ability to succeed.

There are numerous established companies that offer telemedicine products, which have far greater financial and other resources and far longer operating histories than we do. We are a new entry into this competitive market and may struggle to differentiate ourselves as a viable competitor whose services provide more value and efficacy than the competition.

Evolving government regulations may require increased costs or adversely affect our results of operations.

 In a regulatory climate that is uncertain, our operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. Compliance with these future laws and regulations may require us to change our practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on our results of operations.

The impact of recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending on us is currently unknown, but may adversely affect our business, financial condition and results of operations.

Our future revenue is dependent on the healthcare industry and could be affected by changes in healthcare spending and policy. The healthcare industry is subject to changing political, regulatory and other influences. The Patient Protection and Affordable Care Act (“PPACA”) made major changes in how healthcare is delivered and reimbursed, and increased access to health insurance benefits to the uninsured and underinsured population of the United States. The PPACA, among other things, increased the number of individuals with Medicaid and private insurance coverage, implemented reimbursement policies that tie payment to quality, facilitated the creation of new care organizations that may use capitation and other alternative payment methodologies, strengthened enforcement of fraud and abuse laws and encouraged the use of information technology. Many of these changes require implementing regulations which have not yet been drafted or have been released only as proposed rules. Any such changes or new regulations may have an adverse effect on our business model.

The telehealth market is immature and volatile, and if it does not develop, if it develops more slowly than we expect, if it encounters negative publicity the growth of our business will be harmed.

The telehealth market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. Our success will depend to a substantial extent on our ability to demonstrate the value of telehealth to individuals, employers, health plans, and other purchasers of healthcare for beneficiaries. Negative publicity concerning our product or the telehealth market as a whole could limit market acceptance of our product. If our proposed clients do not perceive the benefits of our product, then our market may not develop at all, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of telehealth could limit market acceptance of our healthcare services. If any of these events occurs, it could have a material adverse effect on our business, financial condition or results of operations.

We are an “Emerging Growth Company” under the recently enacted Jobs Act and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;

- obtain shareholder approval of any golden parachute payments not previously approved; and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “Emerging Growth Company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “Emerging Growth Company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our By-Laws provide for indemnification of our directors and the purchase of D&O Insurance at our expense and limit their liability which may result in a major cost to us and hurt the interest of our shareholders because corporate resources may be expended for the benefit of our directors.

The Company’s By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Reporting requirements under The Exchange Act and compliance with The Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $25,000 per year. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we may be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “Emerging Growth Company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls could be material. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our product to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Stock

We will need to raise funds through debt or equity financings in the future, which would dilute the ownership of our existing stockholders and possibly subordinate certain of their rights to the rights of new investors or creditors.

We may choose to raise additional funds in debt or equity financings if they are available to us on terms we believe reasonable to increase our working capital, strengthen our financial position or to make acquisitions.  Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing stockholders, which could be substantial. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our Common Stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our Common Stock in connection with an acquisition of the Company.  Such additional debt, if authorized, would create rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our Common Stock. Also, new investors may require that we and certain of our stockholders enter into voting arrangements that give them additional voting control or representation on our board of directors.

We may engage in future acquisitions that dilute our stockholders and cause us to incur debt or assume contingent liabilities.

As part of our strategy, we expect to review opportunities to acquire or participate in the exploration of other internet services in telemedicine area that would complement our current services provide to our users, or that may otherwise offer growth opportunities. In the event of any future acquisitions, we could:

•  issue stock that would dilute current stockholders' percentage ownership;

•  incur debt; or

•  assume liabilities.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We intend to have our securities quoted on the Over the counter Bulletin Board (OTCBB).  For this to happen, we must contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB. Only authorized OTCBB market makers can apply to quote securities on the OTCBB.  There is no guarantee, however, that our stock will become quoted on the OTCBB.  If our common stock becomes quoted on the OTCBB and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Once publicly trading, the application of the “penny stock” rules could adversely affect the market price of our Common Stocks and increase shareholder transaction costs to sell those shares. The Securities and Exchange Commission (“SEC”) has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

•  that a broker or dealer approve a person’s account for transactions in penny stocks; and

•  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•  obtain financial information and investment experience objectives of the person; and

•  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•  sets forth the basis on which the broker or dealer made the suitability determination; and

•  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•  Generally, brokers may be less willing to execute transactions in securities subject to the “ penny stock ” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

USE OF PROCEEDS

The Common Stock offered by this prospectus is being registered for the account of the Selling Stockholders.  We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. Please read “Selling Stockholders” for a list of the persons that will receive proceeds from the sale of common stock owned by them pursuant to this prospectus.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares.  The price of the shares we are offering was arbitrarily determined at $0.05 per share.  We believe that this price reflects the amount that a potential investor would be willing to pay to invest in our company at this initial stage of our development.  Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

We arbitrarily determined the price and it bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our Common Stock.  We intend applying for the quoting of our Common Stock on the OTCBB upon effectiveness of the registration statement of which this prospectus forms apart.  However, there is no assurance that our Common Stock will be quoted on the OTCBB or, if quoted, that a public market will develop.

Holders of Our Common Stock

As of June 30, 2015, there were 33 holders of record of our Common Stock.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock.  We currently anticipate that we will retain all future earnings for the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any compensation plans under which equity securities are authorized for issuance.

Shares Issuable Upon Conversion of Convertible Debentures

We do not have any issued or outstanding convertible debentures or any other securities that are convertible into our Common Stock.

DESCRIPTION OF BUSINESS

General

Telemedicine and Virtual Medicine are interchangeable terms often described under the heading of “Telehealth” referring to the use of electronic communication and information technologies to provide or support clinical care at a distance.  Telehealth, being the broadest of these terms is often used to refer to a diverse group of health-related activities. Wadena is developing a fixed digital gateway presence for Telehealth services through a diverse marketing strategy that highlights E-visits for doctor patient interaction.

Business

Wadena intends to offer membership to healthcare benefits packages as a reseller for New Benefits, Inc. under its own private label. The service offered connects individuals with participating physicians and other licensed healthcare practitioners (the “Providers”) in real time, via live streaming video, telephone and/or secure e-mail for diagnosis and treatment of patients over the Internet, as well as providing other types of administrative services and information. All of the participating Providers have independently contracted to be in a network operated by New Benefits, Inc. Wadena does not provide any physicians’ or other Providers’ services itself.  Our services enable access to Providers who have agreed to provide patient care to customers using our system. Wadena service consists of a telemedicine feature. Wadena arranges for the provision of care; we do not provide medical care.

The services will be marketed over the Internet and anchored by a team of qualified sales people via the telephone. Wadena will secure merchant accounts and take credit cards over the phone and on the Internet for the memberships it sells.  Fulfillment is provided by our contracted Direct Medical Provider Organization (“DMPO”), New Benefits, Inc. The Company’s business model enables it to leverage the expertise of its management who is a seasoned e commerce and direct marketer. It is intended for Phase 1 to provide Wadena with the knowledge, information and firmly position the Company to generate revenue under the DMPO model, which at this time is the most profitable channel for these services, primarily offered through employee benefits programs.

As a new age healthcare company Wadena will create value for patients, physicians, and payment systems through Telemedicine services.  As a result of the increasing digital transformation in healthcare, we will be able to address some of the challenges facing healthcare today, recognizing a diversity of services provided in healthcare that present complications. The healthcare industry represents approximately 17% of the U.S. economy. This is important given the extent of government involvement with healthcare for the elderly and the poor through Medicare and Medicaid. Cost, access, and convenience present difficulties for patients who need care, the doctors who provide it and how it is paid for. Some of these problems can be alleviated through the use of telemedicine. Convenience is a driving force behind the growing popularity of Telehealth services, however the ability to deliver care at a lower cost is ultimately what will determine success. Lower overhead is the primary factor that allows for a lower cost. This is attractive both to patients and physicians. Wadena will collect fees from every physician-patient interaction.  Wadena has chosen to enter this market at the perfect time as digital technology is able to rapidly increase its application in the healthcare industry. In addition to the obvious increase in ease of use, Wadena will be able to provide comfort and desire for interaction with physicians in a more convenient cost effective way.

Strategy

By securing a contract with a leading Health benefits network to resell a full suite of virtual health benefits as a DMPO or “Direct Medical Provider Organization” using a direct pay model, the consumer pays a monthly recurring fee. Additionally, Wadena will introduce an enterprise-level Telemedicine platform for healthcare providers to introduce virtual medicine programs in their offices. The platform facilitates on-demand and scheduled consults, record keeping and billing solutions, which can be managed by all levels of clinicians including primary care and specialty physicians, pharmacists, nurse practitioners and physician’s assistants. Wadena will collect fees for every e-visit and virtual consult that takes place on the system in addition to collecting fees from clinicians for access to and use of the platform. This dual-channel approach is unique to Wadena allowing the Company to profit on demand in the current market, while positioning for growth as physicians accept and implement virtual services to build their practice and maintain patient relationships, this is a material element to our strategy.  There is no assurance that the Company will be able to introduce this new service this year or if introduced that it will be successful.

Industry

As telemedicine has grown during the past 15 years, it has been used to deliver care to patients in rural communities, in their homes, in nursing homes and assisted living facilities and urban areas. Its scope has expanded to include direct care to patients, patient education, and continuing education for health care providers. The term “Telehealth” is now often used to describe the expanded function of using technology to facilitate the delivery of health care and health training at a distance. As the baby boomers begin to retire, the problem with limited numbers of physicians, nurses, and other health care providers is expected to exacerbate. Health care must be as efficient as possible. This situation provides an opportunity for the application of Telehealth.

According to United Health Services “Population growth from 2008-2030 is set at 20%, reaching 363 million residents, but at the same time, forecasts predict a shortage of healthcare professionals and a lack of specialists and health facilities in rural areas. Additionally, there is an expected increase in chronic diseases, including diabetes, congestive heart failure and obstructive pulmonary disease.  Every year, 5 million patients are admitted to intensive care units accounting for at least 20% of hospitals’ operating budgets. Telehealth can reduce the impact of these challenges by connecting the right people with the right resources and expertise at the right time.”

Environment

The current market  has forced wide spread adoption of alternatives as they become necessary to provide health care to a population that is rapidly increasing, combined with economic conditions this is creating a demand that reaches far beyond what the current system supports. Even under Patient Protection and Affordable Care Act and Obama care, deductibles need to be met and office visits are consistently at a higher cost than an E-visit.  With the poor and the elderly being the primary market, E-visits are more affordable. Under the DMPO model Wadena intends to capitalize on the current environment.

2015 should see a significant increase in Telehealth services and E-visits primarily due to changes in technology and increased pressure to reduce costs while improving care. PC deployment, fixed internet and comfort with technology by the older population who make up the bulk of doctor visits will contribute to this increase in demand for Telehealth services. Wadena is also taking advantage of advancements in analytics that integrate with E- visit technology assimilating into the current environment over multiple channels.

Mobile

Wide spread adoption of mobile devices are also making E-visits more readily available and represent a more viable way to conduct an E-visit.

As an enhancement to the virtual services offered and in order to provide easier access to meet the demand for mobile access, Wadena is focusing on a mobile application for user-experience and customer acquisition. The mobile application will lead the way for customer engagement and first point of contact. This is a material part of the overall strategy and direction for the Company.  Through this application Wadena will be able to offer 24/7 access to a full spectrum of Telehealth and medical services.  The Company expects to be on-line with this mobile app by the end of 2015.

Market size and Growth Potential

In 2014 there was an estimate of 100 million E-visits for virtual medicine calls globally. Representing over $5 billion in savings when compared to the cost of office visits this is a 400% increase since 2012.  North America accounts for about 75% of this. There are more than 600 million doctor offices visits annually to general practitioners and half of these visits are for reasons that could be solved through an E-visit.

E-visits are a sub set of the overall Telehealth market which is predicted to hit 25 billion within the next year. The E-visits are the primary focus for Wadena’s marketing plan and the applications it intends to employ.

Health care reform, the newly insured and a growing interest in population health management have intensified the market’s interest in Telehealth technologies and services. In looking to extend capabilities and patient interactions beyond traditional care settings, health care providers are developing integrated strategies for adopting Telehealth technologies — as more payers and employers begin to pay for these services and as the value of these tools is increasingly quantified. A recent study from business information provider IHS predicts the US Telehealth market will grow from $240 million in revenue in 2013 to $1.9 billion in 2018 — an annual growth rate of more than 50%. The anticipated surge is due in part to the current physician shortage and an expanded patient base under the Patient Protection and Affordable Care Act. Key also to the move toward Telehealth are efforts to put consumers at the center of their own health care — maximizing the power of technology innovations for virtual care, where patients can get the care they need where and when they need it.

The total market in developed countries is estimated to between $50 and $60 billion calculated as follows: 3 to 4 visits per year in a developed country per person, these countries have a population of about 1 billion people, which translates to 3.5 billion doctor visits annually - the cost per visit varies worldwide from $11 in Spain to $40 in Germany and $89 in the US. Assuming a $50 average per visit, the market value is $175 billion per year in office visits. Not all visits can be properly handled by E-visits, but assuming follow ups added to a 1/3 assumption landing between 30 and 40% implies $50 to $60 billion as the total accessible market for E-visits.

Growth in this industry has been consistently running at about 50% annually for the past few consecutive years

Competition

Telehealth has created its own ecosystem and the primary parts of the ecosystem are based on technology, including, peripheral device suppliers and gateway suppliers - health hubs and mobile gateways; in addition to data transmission service providers - cellular and broadband. There are several companies offering the exact same services as the Company. Almost all of these companies have substantially greater capital and marketing resources, and greater experience in commercializing products and services than we have.

As the industry defines itself, suppliers in different segments of the ecosystem are collaborating. However, as the market changes, competition between suppliers will increase.

The market primarily consists of three types of entities. They are:

•

Data transmission suppliers, which provide information exchange technology for Telehealth systems; mobile and internet

•

Gateway suppliers, which provide Telehealth hubs and user platforms.

•

Peripheral device suppliers, which provide remote monitoring devices -- such as blood pressure monitors and glucose meters, used in conjunction with Telehealth services.

Competition will increase as these entities expand the types of services they provide. Through improved choices, new competition brings with it the real possibility of higher quality and lowered costs. This increased competition also presents a challenge to providers, health systems and regulators used to traditional delivery systems. Many feel threatened. Resistance to the growth of telemedicine can be attributed, in part, to the fear of competition. Nevertheless, consumer choice and competition flourish when barriers to access and innovation are removed. This creates an opportunity for profitable relationships between gateways and peripheral suppliers.

Government Regulations

The healthcare industry and the practice of medicine are extensively regulated at both the state and federal levels. The practice of medicine is subject to various federal, state and local certification and licensing laws, regulations and approvals, relating to, among other things, the adequacy of medical care, the practice of medicine (including the provision of remote care and cross-coverage practice), equipment, personnel, operating policies and procedures and the prerequisites for the prescription of medication. The application of some of these laws to telehealth is unclear and subject to differing interpretation.

To the best of its knowledge, there are currently no known existing or probable government regulations that may adversely affect the Company’s business, however, a severe and/or drastic change in the government’s reimbursement rates, policies and/or procedures, for Telehealth services and practice management procedures along with the related medical coding and billing for such services could have a material effect on the Company’s business.

Information Systems: The Company’s information systems, to the extent such systems hold or transmit any patient medical information, will operate in compliance with state and federal laws and regulations relating to the privacy and security of patient medical information, including the Health Insurance Portability and Accountability Act (“HIPAA”). While the Company intends to establish its information systems to be compliant with such laws, including HIPAA, such laws are complex and subject to interpretation.

Privacy and Security of Health Information and Personal Information; Standard Transactions: The Company may be engaged by a healthcare practice or facility that is considered a Covered Entity under the terms of HIPPA. In providing and performing administration and support services for such Covered Entities (i.e. physician practices and laboratories), such as medical coding and medical billing, medical chart review, healthcare facility call and message management, healthcare emergency dispatch and physician practice administration, the company may come in contact with a Covered Entity’s confidential patient medical information. Under such an engagement, the Covered Entity may make available and/or transfer to the Company certain Protected Health Information, as that term is defined and certain Electronic Protected Health Information ("EPHI") as that term is defined, in connection with goods or services that may be provided by the Company to the Covered Entity, that is confidential and subject to protection under HIPAA, HIPAA regulations and the HITECH Act. As such, the Company would be considered a Business Associate of the Covered Entity and further be subject to state and federal laws and implementing regulations relating to the privacy and security of the medical information of the patients the Company’s client physician practices and facilities treat. The Company, as a “Business Associate”, is subject to state and federal laws and implementing regulations relating to the privacy and security of the medical information of the patients its client physicians treat. The principal federal legislation is part of HIPAA, pursuant to which, the Secretary of the Department of Health and Human Services, or “HHS”, has issued final regulations designed to improve the efficiency and effectiveness of the healthcare system by facilitating the electronic exchange of information in certain financial and administrative transactions, while protecting the privacy and security of the patient information exchanged. These regulations also confer certain rights on patients regarding their access to and control of their medical records in the hands of healthcare providers.

Four principal regulations have been issued in final form: privacy regulations, security regulations, standards for electronic transactions, and the National Provider Identifier regulations. The HIPAA privacy regulations, which fully came into effect in April 2003, establish comprehensive federal standards with respect to the uses and disclosures of an individual’s personal health information, referred to in the privacy regulations as “protected health information,” by health plans, healthcare providers, and healthcare clearinghouses. The Company is a Business Associate within the meaning of HIPAA. HIPAA requires health care providers to enter into Business Associate contracts with certain businesses to which they disclose patient health information. These Business Associate contracts generally require the recipients of such information to use appropriate safeguards to protect the patient health information they receive. The regulations establish a complex regulatory framework on a variety of subjects, including:

The federal privacy regulations, among other things, restricts the Company’s ability to use or disclose protected health information in the form of patient-identifiable data, without written patient authorization, for purposes other than payment, physician treatment, or healthcare operations (as defined by HIPAA) except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. The privacy regulations provide for significant fines and other penalties for wrongful use or disclosure of protected health information, including potential civil and criminal fines and penalties. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, the Company could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

The Company intends to implement policies and practices that it believes brings it into compliance with the privacy regulations. However, the documentation and process requirements of the privacy regulations are complex and subject to interpretation. Failure to comply with the privacy regulations could subject the Company to sanctions or penalties, loss of business, and negative publicity.

The HIPAA privacy regulations establish a “floor” of minimum protection for patients as to their medical information and do not supersede state laws that are more stringent. Therefore, the Company is required to comply with both HIPAA privacy regulations and various state privacy laws. The failure to do so could subject the Company to regulatory actions, including significant fines or penalties, and to private actions by patients, as well as to adverse publicity and possible loss of business. In addition, federal and state laws and judicial decisions provide individuals with various rights for violation of the privacy of their medical information by healthcare providers.

The healthcare information of the Company’s client physician’s patients includes social security numbers and other personal information that are not of an exclusively medical nature. The consumer protection laws of a majority of states now require organizations that maintain such personal information to notify each individual if their personal information is accessed by unauthorized persons or organizations, so that the individuals can, among other things, take steps to protect themselves from identity theft. The costs of notification and the adverse publicity can both be significant. Failure to comply with these state consumer protection laws can subject a company to penalties that vary from state to state, but may include significant civil monetary penalties, as well as to private litigation and adverse publicity. California recently enacted legislation that expanded its version of a notification law to cover improper access to medical information generally, and other states may follow suit.

Federal and State Fraud and Abuse Laws: The federal healthcare Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting, or receiving remuneration to induce referrals or in return for purchasing, leasing, ordering, or arranging for the purchase, lease, or order of any healthcare item or service reimbursable under a governmental payor program. The definition of “remuneration” has been broadly interpreted to include anything of value, including gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests, opportunity to earn income, and providing anything at less than its fair market value. The Anti-Kickback Statute is broad, and it prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements within the healthcare industry, HHS has issued a series of regulatory “safe harbors.” These safe harbor regulations set forth certain provisions that, if met, will provide healthcare providers and other parties with an affirmative defense against prosecution under the federal Anti-Kickback Statute. Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Statute, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Statute will be pursued.

A new Telehealth bill posted in the 2015 Legislative Session, Headlines, Health Care Workforce, Health Policy, Medicaid, Medicine, and Telemedicine.

The bill provides a definition of telemedicine services and specifies that a healthcare practitioner or an emergency medical technician or a paramedic may provide these services. Under the bill, telemedicine services will also be covered by Medicaid in the same manner as services that are provided to recipients in person. The bill specifies non-physicians providing Telehealth services within relevant scope is not practicing medicine without a license. Additionally, controlled substances may not be prescribed through telemedicine for chronic non-malignant pain. The Department of Health (DOH) and the regulatory boards are authorized to adopt rules to administer this act; however, the rules may not prohibit the use of telemedicine.

Employees

As of June 30, 2015, we have one part time employee.  Our President, Secretary/Chief Financial Officer provides services to us on an as-needed basis, which is usually thirty percent of his time.

DESCRIPTION OF PROPERTY

We maintain our executive office at 1540 South Coast Highway, Suite 206, Laguna Beach, CA 92651. This office space is being provided to the registrant free of charge by an associate of our President. This arrangement provides us with the office space necessary at this point. As business operations increase, we may need to lease or acquire additional or alternative space to accommodate our development activities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Caution about Forward-Looking Statements

This prospectus includes “forward-looking” statements about future financial results, future business changes and other events that haven’t yet occurred.  For example, statements like we “expect,” “anticipate” or “believe” are forward-looking statements.  Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties about the future.  We do not undertake to update the information in this prospectus if any forward looking statement later turns out to be inaccurate.  Details about risks affecting various aspects of our business are discussed throughout this prospectus and should be considered carefully.

Plan of Operation for the Next Twelve Months

Certain key factors that have affected our financial and operating results in the past will affect our future financial and operating results.  These include, but are not limited to additional funding or the utilization of other venture partners that will be required to fund further development and implementation of our internet services when and if such activity is commenced.  In the past we have been dependent on funding from the private placement of our securities as well as loans from related and third parties as the sole sources of capital to fund operations.

The Scope of Work

We will require additional funding in order to proceed with additional development and implementation.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.  We do not have any arrangements in place for any future equity financing or loans.

In addition to development, implementation and marketing costs of approximately $27,000, we will incur salary expenses for Mr. St. George of $48,000, for a total of $75,000 for the year.  If the Company cannot afford to pay this salary the salary will be accrued.  In addition, we anticipate spending an additional $55,000 on administrative fees, new employees, legal and accounting fees, including fees payable in connection with the filing of this registration statement and complying with future SEC reporting obligations.  Operation expenses are estimated to be $27,000, which includes completion and maintenance of our website.  Total expenditures over the next 12 months are therefore expected to be approximately $157,000.

Results of Operations

Our current business strategy is to complete the development of our fixed digital gateway for telehealth services and internet interface and the implementation of such health services over the internet.

For the years ended December 31, 2014 and 2013.

We did not earn any revenues during the years December 31, 2014 and 2013.  We do not anticipate earning revenues unless we enter into commercial implementation of our internet dating service. We are currently in the preliminary development of our marketing stage of our business and can provide no assurance that we will produce revenues or if we do produce revenues, that we will generate any profits.

For the fiscal years ended December 31, 2014 and 2013, we incurred operating expenses of $53,720 and $49,487, respectively.  These operating expenses were comprised of depreciation, general and administrative, including legal and accounting, and software development costs.

Our primary sources of operating capital have been debt and equity financings.  Due to our continuing losses from business operations, the independent auditor’s report dated September 18, 2015, includes a “going concern” opinion relating to the fact that our continuation is dependent upon obtaining additional working capital either through revenues or through outside financing.

Results of Operations for the three and six months ended June 30, 2015 and 2014.

The Company is a development stage company and has no revenues for the three and six months ended June 30, 2015 and 2014.

Operating expenses for the three months ended June 30, 2015 and 2014 were $19,723 and $12,300, respectively, and were comprised of principally legal and accounting costs, depreciation, and management fees.

Operating expenses for the six months ended June 30, 2015 and 2014 were $48,016 and $24,514, respectively, and were comprised of principally legal and accounting costs, depreciation, and management fees.

Net loss for the three months ended June 30, 2015 and June 30, 2014, were $19,723 and $12,300, respectively.  Our loss increase by approximately $7,400 was primarily due to the increase in legal and accounting costs attributable to the preparation of this Form S-1.

Net loss for the six months ended June 30, 2015 and June 30, 2014, were $48,016 and $24,514, respectively.  Our loss increase by approximately $24,000 was primarily due to the increase in legal and accounting costs attributable to the preparation of this Form S-1.

Net cash used in operating activities for the six months ended June 30, 2015 was $62,232, primarily due to the net loss for the period of $48,016.

Net cash provided by financing activities for the six months ended June 30, 2015 was $64,000 due to loans from an unrelated party.

As a result of the above activities, we experienced a net increase in cash of $1,768 for the six months ended June 30, 2015. Cash and cash equivalents at June 30, 2015 were $12,069.

Liquidity and Capital Resources

Since our inception, we have financed our cash requirements from cash generated from the sale of common stock and by loans from non-affiliated third parties in the aggregate amount of $125,400 through June 30, 2015. The loans are unsecured, non-interest bearing and are payable on demand.

Our principal sources of liquidity as of June 30, 2015 consisted of $12,069 in cash.   Since inception through to and including June 30, 2015, we raised $31,400 through a private placement of our common stock.

The first phase of our business plan is 80% completed. Should financing allow, we plan to complete the first phase and carry out the second phase commencing in early 2016.  The financing for this second phase could come from further equity financing or could come from the further sales of securities and/or loans. There are no assurances that we will be able to achieve further sales of our securities or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to implement or continue to maintain our internet dating service and our venture will fail.

We believe that anticipated cash flows from operations will be insufficient to satisfy our ongoing capital requirements. We are seeking financing in the form of equity capital in order to provide the necessary working capital. Our ability to meet our obligations and continue to operate as a going concern is highly dependent on our ability to obtain additional financing. We cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans which circumstances would have a material adverse effect on our business, prospects, financial conditions and results of operations.

If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet arrangements.

Critical Accounting Policies

Critical accounting estimates were arrived at and considered on the basis of significant accounting policies applied as follows:

Summary of Significant Accounting Policies

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Our financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company

We comply with Accounting Standards Codification (“ASC”) 915 “Development Stage Entities” for our characterization of our company as development stage.

Income Taxes

We use the assets and liability method of accounting for income taxes pursuant to ASC 740 “Accounting for Income Taxes”.  Under the assets and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense.  We had no accrual for interest or penalties on our balance sheet and we have not recognized interest and/or penalties in our statement of operations.

Basic and Diluted Loss Per Share

We report basic loss per share in accordance with the ASC 260, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided as it would be anti-dilutive.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information about our directors and officers

Name	Age	Position and office Presently Held	Director Since
Cort St. George	50	President, CEO, CFO/Secretary and Director	March 2015

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Cort St. George has served as our President and Director since March, 2015. Mr. St. George has a proven 20 year track record in executive-level digital marketing business development and social media strategy specializing in online businesses and start-ups to strengthen brand awareness, drive maximum digital engagement, and increase company revenues across a variety of cross platform industry/audience sectors. From May 2013 to the present, Mr. St. George has been an independent digital marketing strategist/consultant to several private companies. From September 2010 to May 2013, he was the president of Content X Technologies, Laguna, Ca, a private company engaged in the business of developing and marketing anti-piracy software systems. Between August 2007 and December 2009, he was the Marketing Director/Business Development consultant for National Lampoon, Los Angeles, CA. In 1998 Mr. St. George founded Onlinesurgery.com, Laguna Beach, CA and was its CEO until 2005, when it was acquired by RG Global Lifestyles.  As its CEO, Mr. St. George developed and implemented operational and marketing strategies. The company was the first website to feature a series of live surgical webcasts ranging from comprehensive brain surgery to plastic surgical elective procedure.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, during the past ten years, none of the following occurred with respect to a director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or State securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or State securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies or prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until their successors are elected or appointed in accordance with our bylaws.  Our officers are appointed by our board of directors and at the discretion of the board.

Significant Employees

We have no significant employees other than our sole officer described above.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of our officers and directors.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors.  As such, Mr. St. George sitting as the board of Directors acts in those capacities.

Audit Committee Financial Expert

We do not have an “audit committee financial expert “.  We believe that the cost related to retaining such a financial expert at this time is prohibitive.  Further, because we are in the exploration stage of our business operations, we believe that the services of an audit committee financial expert are not warranted at this time.

Role and Responsibilities of the Board

The Board of Directors consists of only one director who oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors will hold occasional meetings to consider particular issues or conduct specific reviews whenever deemed appropriate. The

Board of Directors considers good corporate governance to be important to the effective operations of the Company. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our officers or directors, by any person for all services rendered in all capacities to us for the fiscal periods ended December 31, 2014, 2013 and 2012.

Name and principal position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)
Rodney McLellan President, CEO, Sec., & CFO*	2014	48,000	0	0	0	0	0	0	48,000
	2013	48,000	0	0	0	0	0	0	48,000
	2012	40,000	0	0	0	0	0	0	40,000

* Mr. McLellan resigned as an officer and director of the Company in March 2015.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through June 30, 2015.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised since inception through June 30, 2015 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

The Company has no written employment agreements with its officers or directors. The Company has agreed to pay Mr. St. George $4,000 per month for his services as an officer of the Company.  This agreement may be terminated by either party upon 30 days notice.

Employee Pension, Profit Sharing or Other Retirement Plans

We do not have a defined benefit pension plan or profit sharing or other retirement plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of September 18, 2015 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of September 18, 2015, 141,525,000 shares of common stock were issued and outstanding:

Title of Class	Name and Address of Beneficial Owner (1)	Amount of Shares Beneficial Owned	Percent of class
Common stock	Cort St. George	30,000,000	21.2%
Common Stock	Rodney McLellan	48,750,000	34.4%
Common stock	All officers and directors as a group (1)	30,000,000	21.2%

______________

(1)     The address for each of the beneficial owners identified is 1540 South Coast Highway, Suite 206, Laguna Beach, CA 92651

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of our directors or officers;

Any person proposed as a nominee for election as a director;

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

Our promoter, Rodney McLellan;

Any member of the immediate family of any of the foregoing persons, except as follows:

(a)

our promoter and former president and director, Rodney McLellan:

(i) was issued 78,750,000 common shares for $3,500 of cash consideration upon formation of the Company in

January, 2011.

Shares Eligible for Future Sale

Upon completion of the offering, we will have outstanding 141,525,000 shares of common stock. Of these shares, the 62,775,000 shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The number of shares we are authorized to issue is 205,000,000, consisting of 200,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001.

Common Stock

As of September 18, 2015, there were 141,525,000 shares of our common stock issued and outstanding that is held by 33 stockholders of record.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A majority of shareholders that are present at a meeting, or persons representing by written proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Description of Preferred Stock

As of September 18, 2015, there were no shares of our preferred stock issued or outstanding. Our preferred stock is what is known as “blank check” preferred. This means that our board of directors is authorized to fix, prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences, and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in our control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relate to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

 In addition, neither the Articles of Incorporation nor the Bylaws of the Company contain any anti-takeover provisions that may have the effect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  We intend to retain a transfer agent as soon as practicable following the effectiveness of this Registration Statement.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.  Our officers do not have any experience acting as a transfer agent for publicly traded securities.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, as of the date of this Prospectus, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers, and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering all of the 62,775,000 shares of common stock offered through this prospectus (the “Secondary Shares”).  These shares were acquired from us by the Selling Stockholders in private placements completed in October 2013, that was exempt from registration under Regulation D and/or Regulation S of the Securities Act of 1933 (the “ Securities Act ”).

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including:

1.  the number of shares owned by each prior to this offering;

2.  the total number of shares that are to be offered for each;

3.  the total number of shares that will be owned by each upon completion of the offering; and

4.  the percentage owned by each upon completion of the offering.

Name of Selling	Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder	Before Offering		Offered	After Offering
	# Shares	Percent		# Shares	Percent

Vincent Andrews	1,800,000	1.27%	1,800,000	0	N/A
Lashar Balfour	1,800,000	1.27%	1,800,000	0	N/A
Leroy Burrows	4,050,000	2.86%	4,050,000	0	N/A
Mildred Butterfield	1,575,000	1.11%	1,575,000	0	N/A
Robyn Davis	2,250,000	1.59%	2,250,000	0	N/A
Eltoya Deveaux	1,350,000	0.95%	1,350,000	0	N/A
Eltura Deveaux	1,575,000	1.11%	1,575,000	0	N/A
Eldica Fawkes	1,800,000	1.27%	1,800,000	0	N/A
Minerva Forbes	2,025,000	1.43%	2,025,000	0	N/A
Alisa Gibson	2,250,000	1.59%	2,250,000	0	N/A
Hezekiah Gibson	1,800,000	1.27%	1,800,000	0	N/A
Alphanette Grant	2,250,000	1.59%	2,250,000	0	N/A
Koreh King	1,800,000	1.27%	1,800,000	0	N/A
Iriana McPhee	2,250,000	1.59%	2,250,000	0	N/A
Pettianne McPhee	2,025,000	1.43%	2,025,000	0	N/A
Emily Morley	2,700,000	1.91%	2,700,000	0	N/A
Franshot Morley	1,125,000	0.79%	1,125,000	0	N/A
Vernita Moss	3,375,000	2.38%	3,375,000	0	N/A
Neil Quant	2,250,000	1.59%	2,250,000	0	N/A
Shari Quant	1,350,000	0.95%	1,350,000	0	N/A
Hannah Rahming	2,250,000	1.59%	2,250,000	0	N/A
Ana Smith	1,350,000	0.95%	1,350,000	0	N/A
Julian Smith	2,250,000	1.59%	2,250,000	0	N/A
Cynara Smith	2,250,000	1.59%	2,250,000	0	N/A
Shenika Smith	1,350,000	0.95%	1,350,000	0	N/A
Thomas Smith	2,250,000	1.59%	2,250,000	0	N/A
Phyllis Sullivan	1,575,000	1.11%	1,575,000	0	N/A
Cherice Sweeting	2,250,000	1.59%	2,250,000	0	N/A
Lawson Sweeting	1,800,000	1.27%	1,800,000	0	N/A
Carlos Thompson	2,250,000	1.59%	2,250,000	0	N/A
Kim Thompson	1,800,000	1.27%	1,800,000	0	N/A

Each of the above Selling Stockholders beneficially owns and has sole voting and investment rights over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the Selling Stockholders sells shares of Common Stock not being offered in this prospectus or purchases additional shares of Common Stock, and assumes that all shares offered are sold.  The percentages are based on 141,525,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)  has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)  has ever been one of our officers or directors; or

(3)  is a broker-dealer or affiliate of a broker dealer within the meaning of Section 3 of the Securities Exchange Act.

To the best of our knowledge, none of the Selling Stockholders holds any other stock of our Company and if they were to sell all of the shares listed above, they would hold no equity interest in our Company.

There was no private placement agent or others who were involved in placing shares with the Selling Stockholders.

If a Selling Stockholders transfers any of the Secondary Shares and the transferee wishes to be included in this offering, we will file a prospectus supplement which includes the change pursuant to Rule 424 of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the shares currently held by our Selling Stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of Wadena, and we will not receive any of the proceeds from any sales of shares by such Selling Stockholders. The price at which the Selling Stockholders may sell the shares pursuant to this prospectus has arbitrarily been determined by the Selling Stockholders to be at $0.05 per share. The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions. The Selling Stockholders are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the shares being offered by them.

The Selling Stockholders, which are used herein include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. In the event that any donee, pledgee, transferee or other successor-in-interest sells shares received from a person set forth on the “Selling Stockholders” table after the date of this prospectus, we will amend this prospectus by filing a post-effective amendment to include the names of such donee, pledgee, transferee or other successor-in-interest selling such shares and disclose the applicable compensation arrangements.

If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTC Bulletin Board:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transaction;
●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●	specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

As of the date of this prospectus, we have no information on the manner or method by which the Selling Stockholders may intend to sell shares. The Selling Stockholders has the sole and absolute discretion not to accept any purchase offer or make or not make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which, pursuant to this prospectus, may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be sold by the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon affecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The Selling Stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No Selling Stockholders has entered into an agreement with a prospective underwriter. If a Selling Stockholders enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of future purchases and sales of common stock by the Selling Stockholders.

We have advised the Selling Stockholders that, during such time as he may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, he is required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock. Following the consummation of this offering, we do not anticipate that any such trading market will develop. Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely. We will seek a market maker to sponsor our common stock on the OTC Bulletin Board. Application will then be made by the market maker to sponsor our shares of common stock on the OTC Bulletin Board. No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which the our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in "Risk Factors," on page 4, above, investor perception of Wadena and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of common stock distributed pursuant to this prospectus will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of Wadena under the Securities Act. Persons who may be deemed to be affiliates of Wadena generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

●	sells for less than $5 a share,
●	is not listed on an exchange, and
●	is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and SEC regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

●	that transactions in penny stocks are suitable for the person and
●	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer. Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased. Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another SEC rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a “risk disclosure document.” This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by the Congress and the SEC to abuses in the marketing of low-priced securities by “boiler room” operators. The scheme imposes market impediments on the sale and trading of penny stocks. It limits a stockholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“ Boiler room ” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State Securities – Blue Sky Laws

Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to resell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada Revised Statutes. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

● for any breach of their fiduciary duty of loyalty to Wadena or its security holders;

● for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

● for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 78.300 of the Nevada Revised Statutes; or,

● for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada Revised Statutes, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the Wadena’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

LEGAL MATTERS

The legality of the shares offered hereby will be passed upon for us by the Barnett & Linn, Attorneys at Law, 23564 Calabasas Road, Suite 205, Calabasas, California 91302.

EXPERTS

The financial statements of our company included in this prospectus and in the registration statement for the years ended December 31, 2014 and 2013 have been audited by LBB & Associates Ltd., LLP, independent registered public accounting firm, Houston, Texas to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 regarding the shares of Common Stock offered hereby.  This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC.  For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules.  Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents.  The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room  maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet.  Our registration statement and other information that we file with the SEC are available at the SEC’s website at http://www.sec.gov.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Wadena Corp.

1540 South Coast Highway, Suite 206

Laguna Beach, CA 92651

(818) 855-8199

WADENA CORP.

FINANCIAL STATEMENTS

WADENA CORP.
BALANCE SHEETS
(Unaudited)

	June 30, 2015	December 31, 2014

ASSETS

Current assets:
Cash	$ 12,069	$ 10,301
Prepaid assets	10,000	-

Total currents assets	22,069	10,301

Property and equipment, net	5,044	5,817

Total assets	$ 27,113	$ 16,118

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Accounts payable	$ -	$ 1,589

Accounts payable - related party	89,200	92,600

Notes payable	94,000	30,000

Notes payable - related party	6,300	6,300

Total current liabilities	189,500	130,489

Total liabilities	189,500	130,489

Commitments

STOCKHOLDERS' DEFICIT

Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized,
141,525,000 shares issued and outstanding at
June 30, 2015 and December 31, 2014, respectively	141,525	141,525
Additional paid-in capital	(110,125)	(110,125)
Accumulated deficit	(193,787)	(145,771)

Total stockholders' deficit	(162,387)	(114,371)

Total liabilities and stockholders' deficit	$ 27,113	$ 16,118

The accompanying notes are an integral part of these financial statements.

WADENA CORP.
STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2015 and 2014
(Unaudited)

	Three months	Three months	Six months	Six months
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Operating expenses:

Depreciation expense	$ 386	$ 283	$ 773	$ 497

General and administration	19,337	12,017	47,243	24,017

Total operating expenses	19,723	12,300	48,016	24,514

Net loss	$ (19,723)	$ (12,300)	$ (48,016)	$ (24,514)

Net loss per share:

Basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

Weighted average shares
outstanding:

Basic and diluted	141,525,000	141,525,000	141,525,000	141,525,000

The accompanying notes are an integral part of these financial statements.

WADENA CORP.
STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2015 and 2014
(UNAUDITED)

	Six months ended	Six months ended
	June 30, 2015	June 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (48,016)	$ (24,514)

Adjustment to reconcile net loss to
cash used in operating activities:
Depreciation expense	773	497
Net change in:
Prepaid asset	(10,000)	-
Accounts payable	(1,589)	-
Accounts payable - related party	(3,400)	15,500

CASH FLOWS USED IN OPERATING ACTIVITIES	(62,232)	(8,517)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	-	(3,443)

CASH FLOWS USED IN INVESTING ACTIVITIES	-	(3,443)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from loans, unrelated party	64,000	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	64,000	-

NET CHANGE IN CASH	1,768	(11,960)

Cash, beginning of period	10,301	25,906

Cash, end of period	$ 12,069	$ 13,946

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$ -	$ -

Cash paid for income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WADENA CORP.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2015

(UNAUDITED)

Note 1

Basis of Presentation

The accompanying unaudited interim financial statements of Wadena Corp. (“Wadena” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2014, as reported in the Form S-1 of the Company, have been omitted.

General

The Company is a development stage company which intends to offer membership to healthcare benefits packages as a reseller for New Benefits, Inc. under its own private label. The service to be offered will connect individuals with participating physicians and other licensed healthcare practitioners (the “Providers”) in real time, via live streaming video, telephone and/or secure e-mail for diagnosis and treatment of patients over the Internet, as well as providing other types of administrative services and information. All of the participating Providers have independently contracted to be in a network operated by New Benefits, Inc. Wadena does not provide any physicians’ or other Providers’ services itself.  The Company’s services enable access to Providers who have agreed to provide patient care to customers using the Company’s system.

Development Stage Company

The Company is a development stage company as defined under the then current Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 915-205 “Development-Stage Entities” and among the additional disclosures required as a development stage company are that the financial statements were identified as those of a development stage company, and that the statement of operations, stockholders’ deficit and cash flows disclosed activity since the date of our Inception (January 21, 2011) as a development stage company.  Effective June 10, 2014, FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions.  The Company has elected to early adopt these provisions and consequently these additional disclosures are not included in these financial statements.

Note 2

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At June 30, 2015, the Company had not yet achieved profitable operations, has accumulated losses of $193,787 and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances; however there is no assurance of additional funding being available.

Note 3

Related Party Transactions

The related party advances are due to the director and President of the Company for funds advanced.  The advances are unsecured, non-interest bearing and have no specific terms for repayment. As of June 30, 2015, the advances totaled $6,300.

The Company was charged management fees by the President of the Company when funds are available.  Effective March 1, 2012, the Company agreed to pay the President of the Company $4,000 per month for management services if funds are available or to accrue such amount if funds are not available.  Accounts payable – related party are the fees earned but not yet paid of $89,200 and $92,600 at June 30, 2015 and December 31, 2014, respectively.

	Six months ended June 30, 2015	Six months ended June 30, 2014

Management fees	$ 24,000	$ 24,000

Note 4

Notes Payable

During the period ended June 30, 2015, the Company received a loan in an aggregate of $64,000. This loan, in addition to the loan previously entered into by the Company, are unsecured, non-interest bearing and have no specific terms for repayment. As of June 30, 2015, the loans totaled $94,000.

Note 5

Equity Transactions

On March 4, 2015, the Company affected a forward stock split of its common shares at a ratio of 45 for 1 and to authorize 200,000,000 shares of common stock, $0.001 par value per share. There were 3,145,000 common shares before the split and there were 141,525,000 common shares after the split. The stock split is presented retroactively throughout the financial statements and footnotes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Wadena Corp.

Laguna Beach, California

We have audited the accompanying balance sheets of Wadena Corp. (the “Company”) as of December 2014 and 2013 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2014 and 2013. Wadena Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wadena Corp. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2015 raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

September 18, 2015

WADENA CORP.
BALANCE SHEETS

	December 31, 2014	December 31, 2013

ASSETS

Current assets:

Cash	$ 10,301	$ 25,906

Total currents assets	10,301	25,906

Property and equipment, net	5,817	3,643

Total assets	$ 16,118	$ 29,549

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Accounts payable	$ 1,589	$ -

Accounts payable - related party	92,600	83,900

Notes payable	30,000	-

Notes payable - related party	6,300	6,300

Total current liabilities	130,489	90,200

Total liabilities	130,489	90,200

Commitments

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 5,000,000 authorized,
None issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized,
141,525,000 shares issued and outstanding at
December 31, 2014 and 2013, respectively	141,525	141,525
Additional paid-in capital	(110,125)	(110,125)
Accumulated deficit	(145,771)	(92,051)

Total stockholders' deficit	(114,371)	(60,651)

Total liabilities and stockholders' deficit	$ 16,118	$ 29,549

The accompanying notes are an integral part of these financial statements.

WADENA CORP.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2014 and 2013

	Year ended	Year ended
	December 31, 2014	December 31, 2013

Operating expenses:

Depreciation expense	$ 1,269	$ 857

General and administration	52,451	48,630

Total operating expenses	53,720	49,487

Net loss	$ (53,720)	$ (49,487)

Net loss per share:

Basic and diluted	$ (0.00)	$ (0.00)

Weighted average shares
outstanding:

Basic and diluted	141,525,000	91,133,014

The accompanying notes are an integral part of these financial statements.

WADENA CORP.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2014 and 2013

	Year ended	Year ended
	December 31, 2014	December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (53,720)	$ (49,487)

Adjustment to reconcile net loss to
cash used in operating activities:

Depreciation expense	1,269	857

Net change in:

Accounts payable	1,589	-

Accounts payable - related party	8,700	46,000

CASH FLOWS USED IN OPERATING	(42,162)	(2,630)
ACTIVITIES

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	(3,443)	-

CASH FLOWS USED IN INVESTING ACTIVITIES	(3,443)	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Cash received from the sale of common stock	-	27,900

Proceeds from loans, unrelated party	30,000	-

CASH FLOWS PROVIDED BY
FINANCING ACTIVITIES	30,000	27,900

NET CHANGE IN CASH	(15,605)	25,270

Cash, beginning of period	25,906	636

Cash, end of period	$ 10,301	$ 25,906

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$ -	$ -

Cash paid for income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WADENA CORP.
STATEMENTS OF STOCKHOLDERS' DEFICIT
For the years ended December 31, 2014 and 2013

			Additional
	Common Stock		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total

Balance, December 31, 2012	78,750,000	$ 78,750	$ (75,250)	$ (42,564)	$ (39,064)

Issuance of common
stock for cash	62,775,000	62,775	(34,875)	-	27,900

Net loss	-	-	-	(49,487)	(49,487)

Balance, December 31, 2013	141,525,000	141,525	(110,125)	(92,051)	(60,651)

Net loss	-	-	-	(53,720)	(53,720)

Balance, December 31, 2014	141,525,000	$ 141,525	$ (110,125)	$ (145,771)	$ (114,371)

The accompanying notes are an integral part of these financial statements.

WADENA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014 and 2013

Note 1

Basis of Presentation

The Company was incorporated in the State of Nevada on January 21, 2011. The Company is a development stage company which intends to offer membership to healthcare benefits packages as a reseller for New Benefits, Inc. under its own private label. The service to be offered will connect individuals with participating physicians and other licensed healthcare practitioners (the “Providers”) in real time, via live streaming video, telephone and/or secure e-mail for diagnosis and treatment of patients over the Internet, as well as providing other types of administrative services and information. All of the participating Providers have independently contracted to be in a network operated by New Benefits, Inc. Wadena does not provide any physicians’ or other Providers’ services itself.  The Company’s services enable access to Providers who have agreed to provide patient care to customers using the Company’s system.

Development Stage Company

The Company is a development stage company as defined under the then current Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 915-205 “Development-Stage Entities” and among the additional disclosures required as a development stage company are that the financial statements were identified as those of a development stage company, and that the statement of operations, stockholders’ deficit and cash flows disclosed activity since the date of our Inception (January 21, 2011) as a development stage company.  Effective June 10, 2014, FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions.  The Company has elected to early adopt these provisions and consequently these additional disclosures are not included in these financial statements.

Note 2

Summary of Significant Accounting Policies

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At December 31, 2014, the Company had not yet achieved profitable operations, has accumulated losses of $145,771 since its inception, has working capital deficit of $120,188, and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances; however there is no assurance of additional funding being available.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes.  Under the assets and liability method deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided as it would be anti-dilutive.

Foreign Currency Translation

The Company's functional currency is United States ("U.S.") dollars as substantially all of the Company's operations use this denomination.  The Company uses the U.S. dollar as its reporting currency.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the useful lives as follows:

Furniture and equipment

3 – 7 years

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and related party loan approximate their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting standards will have a material effect on the accompanying financial statements.

Note 3

Related Party Transactions

The related party advances are due to the director and President of the Company for funds advanced.  The advances are unsecured, non-interest bearing and have no specific terms for repayment. As of December 31, 2014, the advances totaled $6,300.

The Company was charged management fees by the President of the Company when funds are available.  Effective March 1, 2012, the Company agreed to pay the President of the Company $4,000 per month for management services if funds are available or to accrue such amount if funds are not available.  Accounts payable – related party are the fees earned but not yet paid of $92,600 and $83,900 at December 31, 2014 and 2013, respectively.

	Year ended December 31, 2014	Year ended December 31, 2013

Management fees	$ 48,000	$ 48,000

Note 4

    Property and Equipment, net

Cost and accumulated depreciation of property and equipment as of December 31, 2014 and December 31, 2013 are as follows:

	December 31, 2014	December 31, 2013
	$	$
Computer	3,443	-
Furniture and fixtures	6,000	6,000
Total	9,443	6,000
Less: Accumulated depreciation	(3,626)	(2,357)
Property and equipment, net	5,817	3,643

Depreciation expense charged to operations was $1,269 and $857 for the years ended December 31, 2014 and 2013, respectively.

Note 5

    Notes Payable

During the year ended December 31, 2014, the Company received loans in an aggregate of $30,000. The loan is unsecured, non-interest bearing and have no specific terms for repayment. As of December 31, 2014, the loan totaled $30,000.

Note 6

    Income Taxes

A reconciliation of income tax provision to the provision that would be recognized under the statutory rates is as follows:

	December 31, 2014	December 31, 2013
	$	$
Deferred tax asset attributable to:
Net operating loss	18,000	16,000
Valuation allowance	(18,000)	(16,000)
Net	-	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2014	December 31 2013
	$	$
Refund attributable to operating loss	49,000	31,000
Valuation allowance	(49,000)	(31,000)
Net provision	-	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss.  At December 31, 2014, the Company has net operating loss carry forwards, which expire commencing in 2031, totalling approximately $146,000, the benefit of which has not been recorded in the financial statements.

Note 7

Equity Transactions

On October 20, 2013, the Company issued 62,775,000 shares of common stock to investors purchasing common stock for $27,900.

On March 4, 2015, the Company affected a forward stock split of its common shares at a ratio of 45 for 1 and to authorize 200,000,000 shares of common stock, $0.001 par value per share. There were 3,145,000 common shares before the split and there were 141,525,000 common shares after the split. The stock split is presented retroactively throughout the financial statements and footnotes.

Note 8   Subsequent Events

On February 9, 2015, the Company executed a promissory note in favor of a non-affiliated third party in the amount of $64,000. The note is non-interest bearing and is payable on demand.

On February 24, 2015, Mr. McLellan resigned as President of the Company and Mr. St. George was appointed President and a director of the Company.

On March 4, 2015, Mr. McLellan resigned as Secretary and Treasurer/CFO and as a director of the Company and Mr. St. George was appointed as the new Secretary and Treasurer/CFO of the Company.  Mr. St. George remains the sole director of the Company.

WADENA CORP.

62,775,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _______, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)  a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)  a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)  a transaction from which the director derived an improper personal profit; and

(4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such indemnification is expressly required to be made by law;

(2)  the proceeding was authorized by our Board of Directors;

(3)  such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distributions

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee	$364.75
Accounting and audit fees and expenses
Legal fees and expenses
Electronic filing fees
Miscellaneous	$ 500.00
Total:	$________

Item 26.  Recent Sales of Unregistered Securities

Subsequent to the formation of the Company, on January 21, 2011, the Company issued 78,750,000 shares of our Common Stock (after a 45 for 1 forward split in March 2015) to our founder and former President and current CFO/Secretary and director, Mr. McLellan, for $3,500.  The Common Stock was issued pursuant to the private placement exemption provided by Section 4(2) of the Securities Act.  The Common Stock issued is deemed to be “restricted securities” as defined in Rule 144 under the Securities Act and the stock certificates bear a legend limiting the resale thereof.

We completed an offering of 62,775,000 shares of our Common Stock at a price of $0.00044 per share (after a 45 for 1 stock split) to a total of 31 purchasers which was completed on October 20, 2013.  The total amount received by the Registrant from this offering was $27,900. These shares were issued pursuant to Regulation S of the Securities Act.  On March 4, 2015, the Company’s issued and outstanding common stock was split 45 for 1. The purchasers in this offering were as follows:

Name of Shareholder	Number of Shares
Vincent Andrews	1,800,000
Lashar Balfour	1,800,000
Leroy Burrows	4,050,000
Mildred Butterfield	1,575,000
Robyn Davis	2,250,000
Eltoya Deveaux	1,350,000
Eltura Deveaux	1,575,000
Eldica Fawkes	1,800,000
Minerva Forbes	2,025,000
Alisa Gibson	2,250,000
Hezekiah Gibson	1,800,000
Alphanette Grant	2,250,000
Koreh King	1,800,000
Iriana McPhee	2,250,000
Pettianne McPhee	2,025,000
Emily Morley	2,700,000
Franshot Morley	1,125,000
Vernita Moss	3,375,000
Neil Quant	2,250,000
Shari Quant	1,350,000
Hannah Rahming	2,250,000
Ana Smith	1,350,000
Julian Smith	2,250,000
Cynara Smith	2,250,000
Shenika Smith	1,350,000
Thomas Smith	2,250,000
Phyllis Sullivan	1,575,000
Cherice Sweeting	2,250,000
Lawson Sweeting	1,800,000
Carlos Thompson	2,250,000
Kim Thompson	1,800,000

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investors acknowledged the following: the investor is not a United States Person, nor is the investor acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the investor to purchase the shares have been obtained from United States Persons.  “ United States Person ” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Each of the individuals or entities had access to information about our business and financial condition and was deemed capable of protecting their own interests.  The securities were issued pursuant to the private placement exemption provided by Regulation S and/or Rule 506 of the Securities Act.  These are deemed to be “restricted securities” as defined in Rule 144 under the Securities Act and the stock certificates bear a legend limiting the resale thereof.

Item 27. Exhibits

Exhibit No.	Description of Exhibit
Exhibit 3.1	Articles of Incorporation and Amendment of the Registrant.
Exhibit 3.2	Bylaws of the Registrant
Exhibit 5.1	Opinion of Barnett & Linn re: the legality of the shares being registered.*
Exhibit 23.1	Consent of Barnett & Linn (included in Exhibit 5.1).*
Exhibit 23.2	Consent of LBB & Associates Ltd., LLP, independent registered public accounting firm.

* To be filed

Item 28. Undertakings

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed information with respect to the plan of distribution.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Laguna Beach, State of California on September 18, 2015.

WADENA CORP.

By: /s/ Cort St. George
Cort St. George
President and Director
(Principal Executive Officer)
Date: September 18, 2015

By: /s/ Cort St. George
Cort St. George
(Principal Financial Officer, and Principal Accounting Officer)
Date: September 18, 2015

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Cort St. George
Cort St. George
President, Secretary/CFO and Director
Date: September 18, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 3.1	Articles of Incorporation and Amendment of the Registrant.
Exhibit 3.2	Bylaws of the Registrant.
Exhibit 5.1	Opinion of Barnett & Linn re: the legality of the shares being registered.*
Exhibit 23.1	Consent of Barnett & Linn (included in Exhibit 5.1).*
Exhibit 23.2	Consent of LBB & Associates Ltd., LLP, independent registered public accounting firm.

* To be filed